Exhibit 99.1 – News Release

Ritchie Bros. reports first quarter 2023 results

Reports strong financial results and progress on integration

VANCOUVER, May 10, 2023 – Ritchie Bros. Auctioneers Incorporated (NYSE & TSX: RBA, the “Company”, “Ritchie Bros.”, “we”, “us”, or “our”) reported the following results for the three months ended March 31, 2023.

“We believe Ritchie Bros.’ excellent first quarter is a testament to our team’s hard work, unwavering focus on driving results, and the strength of our marketplace platforms.” said Ann Fandozzi, Ritchie Bros. CEO. “The IAA integration is off to a positive start, reinforcing the compelling value creation opportunities that our combined platforms can create.”

Eric Jacobs, CFO of Ritchie Bros., added, “we remain pleased with our financial performance. Gross Transaction Value (“GTV”) growth exceeded our outlook due to accelerated fleet realignment by customers in the latter part of the quarter. The pro forma full quarter results of IAA were in line with our expectations. We remain confident in our ability to build on our combined momentum to deliver profitable growth as we integrate our businesses.”

First Quarter Financial and Business Metric Highlights1, 2:

●	GTV increased 32% year-over-year to $1.9 billion, which includes $314.8 million from the impact of the acquisition of IAA, Inc. (“IAA”), and increased 34% when excluding the impact of foreign exchange.
●	Total revenue increased 30% year-over-year to $512.4 million, which includes $80.0 million from the impact of the acquisition of IAA.
●	Service revenue increased 40% year-over-year to $343.6 million, which includes $67.1 million from the impact of the acquisition of IAA.
●	Inventory sales revenue increased 13% year-over-year to $168.8 million, which includes $12.8 million from the impact of the acquisition of IAA.
●	Net income decreased to a loss of $28.2 million.
●	Diluted (loss) earnings per share available to common stockholders decreased to a loss of ($0.28) per share.
●	Diluted adjusted earnings per share available to common stockholders increased 24% year-over-year to $0.57 per share.
●	Adjusted EBITDA increased 26% year-over-year to $132.6 million.

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1 For information regarding Ritchie Bros. use and definition of this measure, see “Key Operating Metrics” and “Non-GAAP Measures” sections in this press release

2 All figures are presented in U.S. dollars

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Financial and Operational Highlights

	Three months ended March 31,
			% Change
(in U.S. dollars in millions, except EPS and percentages)	2023	2022	2023 over 2022
GTV	$1,899.2	$1,439.1	32%
Service revenue	343.6	244.9	40%
Service revenue take rate	18.1%	17.0%	110	bps

Inventory sales revenue	168.8	149.0	13%
Inventory return	17.3	17.4	(1)%
Inventory rate	10.2%	11.7%	(150)	bps

Net (loss) income available to common stockholders	(34.2)	178.1	(119)%
Adjusted EBITDA	132.6	104.9	26%
Diluted (loss) earnings per share available to common stockholders	$(0.28)	$1.60	(118)%
Diluted adjusted earnings per share available to common stockholders	$0.57	$0.46	24%

GTV by Geography

	Three months ended March 31,
			% Change
(in U.S. dollars in millions, except percentages)	2023	2022	2023 over 2022

United States	$1,400.9	$919.8	52%
Canada	291.9	309.8	(6)%
International	206.4	209.5	(1)%
Total GTV	$1,899.2	$1,439.1	32%

GTV by Sector

	Three months ended March 31,
			% Change
(in U.S. dollars in millions, except percentages)	2023	2022	2023 over 2022
Automotive	$331.7	$39.2	746%
Commercial Construction and Transportation	1,190.0	1,026.2	16%
Other	377.5	373.7	1%
Total GTV	$1,899.2	$1,439.1	32%

Lots Sold by Sector

	Three months ended March 31,
			% Change
(in '000's of lots sold, except percentages)	2023	2022	2023 over 2022
Automotive	87.5	4.1	2,034%
Commercial construction and transportation	56.6	39.2	44%
Other	105.2	84.0	25%
Total Lots	249.3	127.3	96%

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The following table presents the selected results from RBA and IAA.

	Three months ended March 31, 2023
(in U.S. dollars in millions)	RBA	IAA *	Total
Commissions	$118.0	$12.5	$130.6
Buyer fees	87.4	53.3	140.7
Marketplace services revenue	71.0	1.3	72.3
Total service revenue	276.4	67.1	343.6
Inventory sales revenue	156.0	12.8	168.8
Total revenue	$432.4	$79.9	$512.4

Service GTV	$1,428.4	$302.0	$1,730.4
Inventory GTV	156.0	12.8	168.8
Total GTV	1,584.4	314.8	1,899.2

Total service revenue take rate	17.4%	21.3%	18.1%
Inventory return	$15.7	$1.6	$17.3
Inventory rate	10.1%	12.5%	10.2%

* Includes financial results of IAA in our consolidated financial statements during the three month period ending March 31, 2023 for a 11-day period since its acquisition on March 20, 2023.

Supplemental Pro Forma Revenue and Operational Highlights1

	Three months ended
	March 31	June 30	September 30	December 31	March 31
(in U.S. dollars in millions, except percentages)	2022	2022	2022	2022	2023
GTV	$3,685	$3,804	$3,323	$3,548	$3,722
Service GTV	3,413	3,502	3,059	3,290	3,478
Inventory GTV	272	302	264	258	244

Commissions	$202	$218	$189	$211	$209
Buyer fees	410	408	374	414	444
Marketplace services	67	77	82	84	92
Total service revenue	679	703	645	709	745
Inventory sales revenue	272	302	264	258	244
Total revenue	$951	$1,005	$909	$967	$989

Cost of inventory sold	$236	$272	$241	$229	$220

Supplemental Pro Forma GTV by Sector1

	Three months ended
	March 31	June 30	September 30	December 31	March 31
(in U.S. dollars in millions, except percentages)	2022	2022	2022	2022	2023
Automotive	$2,107.8	$2,003.0	$1,849.1	$1,868.5	$1,987.6
Commercial construction and transportation	1,159.2	1,283.5	1,111.1	1,186.9	1,302.3
Other	417.7	517.7	362.7	492.6	431.7
Total GTV	$3,684.7	$3,804.2	$3,322.9	$3,548.0	$3,721.6

Supplemental Pro Forma Lots Sold by Sector1

	Three months ended
	March 31	June 30	September 30	December 31	March 31
(in '000's of lots sold, except percentages)	2022	2022	2022	2022	2023
Automotive	581.7	546.0	520.1	534.6	568.4
Commercial construction and transportation	56.4	65.0	61.9	67.7	73.8
Other	96.0	128.8	116.7	137.0	119.1
Total Lots	734.1	739.8	698.7	739.3	761.3

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1 The tables includes quarterly pro forma information that presents the combined results of operations in 2022 and the first quarter of 2023.

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For the First Quarter:

●	GTV increased 32% year-over-year to $1.9 billion primarily from the inclusion of $314.8 million GTV from IAA. Excluding the impact of the IAA acquisition, GTV increased 10% year-over-year, driven by a continued and significant rebound in lot volumes, partially offset by lower prices, unfavourable asset mixes, and the unfavourable impact of foreign exchange.

●	Service revenue increased 40% year-over-year to $343.6 million primarily from the inclusion of IAA and higher marketplace services revenue, which was driven by increased activity in ancillary service businesses and activities, as well as higher buyer fees.

●	Inventory sales revenue increased 13% year-over-year mainly due to the inclusion of IAA. Inventory rate was 10.2%.

●	Net income available to common stockholders decreased to a loss of $34.2 million, mainly due to higher acquisition-related and integration costs and the non-repeat of the sale of the Bolton property in the prior year.

●	Adjusted EBITDA[1] increased 26% year-over-year mainly driven by the inclusion of IAA and higher revenue, partially offset by higher event-related costs, continued investments in our sales teams and other growth initiatives.

●	Debt / net income was 28.6x at and for the twelve months ended March 31, 2023.

●	Adjusted net debt1 / adjusted EBITDA[1] was 5.4x at and for the twelve months ended March 31, 2023.

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1 For information regarding Ritchie Bros. use and definition of this measure, see “Key Operating Metrics” and “Non-GAAP Measures” sections in this press release

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Dividend Information

Quarterly Dividend

On May 9, 2023, the Company declared a quarterly cash dividend of $0.27 per common share, payable on June 20, 2023 to shareholders of record on May 30, 2023.

First Quarter 2023 Earnings Conference Call

Ritchie Bros. is hosting a conference call to discuss its financial results for the quarter ended March 31, 2023 at 2pm Pacific time / 5pm Eastern time / 10pm GMT on May 10, 2023. The replay of the webcast will be available through June 1, 2023.

Conference call and webcast details are available at the following link:

https://investor.rbglobal.com

About Ritchie Bros.

Ritchie Bros. (NYSE and TSX: RBA), is a trusted global marketplace for insights, services, and transaction solutions for commercial assets and vehicles. The company's selling channels include Ritchie Bros. Auctioneers, the world's largest auctioneer of commercial assets and vehicles offering online bidding; IronPlanet, an online marketplace with weekly featured auctions and providing the exclusive IronClad Assurance® equipment condition certification; Marketplace-E, a controlled marketplace offering multiple price and timing options. Ritchie List, a self-serve listing service for North America; Mascus, a leading European online equipment listing service. The Company's suite of solutions also includes Ritchie Bros. Asset Solutions and Rouse Services LLC, which together provides a complete end-to-end asset management, data-driven intelligence and performance benchmarking system; SmartEquip, an innovative technology platform that supports customers' management of the equipment lifecycle and integrates parts procurement with both OEMs and dealers; plus equipment financing and leasing through Ritchie Bros. Financial Services. Additionally, leveraging leading-edge technology and focusing on innovation, IAA's unique platform facilitates the marketing and sale of total-loss, damaged and low-value vehicles. IAA serves a global buyer base – located throughout over 170 countries – and a full spectrum of sellers, including insurers, dealerships, fleet lease and rental car companies, and charitable organizations. Buyers have access to multiple digital bidding and buying channels, innovative vehicle merchandising, and efficient evaluation services, enhancing the overall purchasing experience. IAA offers sellers a comprehensive suite of services aimed at maximizing vehicle value, reducing administrative costs, shortening selling cycle time and delivering the highest economic returns. For more information about Ritchie Bros., visit RBGlobal.com.

Forward-looking Statements

This news release contains forward-looking statements and forward-looking information within the meaning of applicable US and Canadian securities legislation (collectively, “forward-looking statements”), including, in particular, statements regarding future financial and operational results, opportunities, and any other statements regarding events or developments that Ritchie Bros. believes or anticipates will or may occur in the future. Forward-looking statements are statements that are not historical facts and are generally, although not always, identified by words such as “expect”, “plan, “anticipate”, “project”, “target”, “potential”, “schedule”, “forecast”, “budget”, “estimate”, “intend” or “believe” and similar expressions or their negative connotations, or statements that events or conditions “will”, “would”, “may”, “could”, “should” or “might” occur. All such forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. Forward-looking statements necessarily involve assumptions, risks and uncertainties, certain of which are beyond Ritchie Bros.’ control, including risks and uncertainties related to: the effects of the business combination of Ritchie Bros. and IAA, including the Company’s future financial condition, results of operations, strategy and plans; potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the merger; the diversion of management time on transaction-related issues; the response of competitors to the merger; the ultimate difficulty, timing, cost and results of integrating the operations of Ritchie Bros. and IAA; the fact that operating costs and business disruption may be greater than expected; the effect of the consummation of the merger on the trading price of Ritchie Bros.'s common shares; the ability of Ritchie Bros. to retain and hire key personnel and employees; the significant costs associated with the merger; the outcome of any legal proceedings that could be instituted against Ritchie Bros.; the ability of the Company to realize anticipated synergies in the amount, manner or timeframe expected or at all; the failure of the Company to achieve expected operating results in the amount, manner or timeframe expected or at all; changes in capital markets and the ability of the Company to generate cash flow and/or finance operations in the manner expected or to de-lever in the timeframe expected; the failure of Ritchie Bros. or the Company to meet financial forecasts and/or KPI targets; the Company’s ability to commercialize new platform solutions and offerings; legislative, regulatory and economic developments affecting the combined business; general economic and market developments and conditions; the evolving legal, regulatory and tax regimes under which Ritchie Bros. operates; unpredictability and severity of catastrophic events, including, but not limited to, pandemics, acts of terrorism or outbreak of war or hostilities, as well as Ritchie Bros.’s response to any of the aforementioned factors. Other risks that could cause actual results to differ materially from those described in the forward-looking statements are included in Ritchie Bros.'s periodic reports and other filings with the Securities and Exchange Commission (“SEC”) and/or applicable Canadian securities regulatory authorities, including the risk

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factors identified under Item 1A “Risk Factors” and the section titled “Summary of Risk Factors” in Ritchie Bros.’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and Ritchie Bros.’s periodic reports and other filings with the SEC which are available on the SEC, SEDAR and Ritchie Bros.’ websites The foregoing list is not exhaustive of the factors that may affect Ritchie Bros.’ forward-looking statements. There can be no assurance that forward-looking statements will prove to be accurate, and actual results may differ materially from those expressed in, or implied by, these forward-looking statements. Forward-looking statements are made as of the date of this news release and Ritchie Bros. does not undertake any obligation to update the information contained herein unless required by applicable securities legislation. For the reasons set forth above, you should not place undue reliance on forward-looking statements.

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Key Operating Metrics

The Company regularly reviews a number of metrics, including the following key operating metrics, to evaluate its business, measure its performance, identify trends affecting its business, and make operating decisions. The Company believes these key operating metrics are useful to investors because management uses these metrics to assess the growth of the Company’s business and the effectiveness of the its operational strategies.

The Company defines its key operating metrics as follows:

Gross transaction value (GTV): Represents total proceeds from all items sold at the Company’s auctions and online marketplaces. GTV is not a measure of financial performance, liquidity, or revenue, and is not presented in the Company’s consolidated financial statements.

Total service revenue take rate: Total service revenue divided by total GTV.

Inventory return: Inventory sales revenue less cost of inventory sold.

Inventory rate: Inventory return divided by inventory sales revenue.

Total lots sold: A single asset to be sold, or a group of assets bundled for sale as one unit. Low value assets are sometimes bundled into a single lot, collectively referred to as “small value lots”.

Historically, the Company reported total lots sold excluding our GovPlanet business metrics. However, beginning in the first quarter of 2023, with the change in management organizational structure and the acquisition of IAA, management has begun to review all auction metrics of the combined businesses, including GovPlanet. In addition, historically, the total bids per lot sold metric was used by management as a key metric. Beginning in the first quarter of 2023, the metric was discontinued as it is no longer considered meaningful when reviewing the auction metrics of the combined business and the Company’s one reportable segment.

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GTV and Selected Condensed Consolidated Financial Information

GTV and Condensed Consolidated Income Statements – First Quarter

(Expressed in millions of U.S. dollars, except share, per share data and percentages)

(Unaudited)

	Three months ended March 31,
			% Change
	2023	2022	2023 over 2022
GTV	$1,899.2	$1,439.1	32%
Revenue:
Service revenue	$343.6	$244.9	40%
Inventory sales revenue	168.8	149.0	13%
Total revenue	512.4	393.9	30%
Operating expenses:
Costs of services	76.4	39.0	96%
Cost of inventory sold	151.5	131.6	15%
Selling, general and administrative	148.2	126.6	17%
Acquisition-related and integration costs	126.2	9.6	1,215%
Depreciation and amortization	36.2	24.2	50%
Total operating expenses	538.5	331.0	63%
Gain on disposition of property, plant and equipment	1.2	169.8	(99)%
Operating (loss) income	(24.9)	232.7	(111)%
Interest expense	(20.9)	(20.7)	1%
Interest income	6.3	0.5	1,160%
Change in fair value of derivatives, net	—	1.3	(100)%
Other income, net	2.4	0.3	700%
Foreign exchange (loss) gain	(0.4)	0.2	(300)%
(Loss) income before income taxes	(37.5)	214.3	(117)%
Income tax (benefit) expense	(9.3)	36.2	(126)%
Net (loss) income	$(28.2)	$178.1	(116)%
Net (loss) income attributable to:
Controlling interests	$(28.1)	$178.1	(116)%
Non-controlling interests	—	—	—%
Redeemable non-controlling interests	(0.1)	—	(100)%
Net (loss) income	$(28.2)	$178.1	(116)%

Net (loss) income attributable to controlling interests	(28.1)	178.1	(116)%
Cumulative dividends on Series A Senior Preferred Shares	(4.3)	—	(100)%
Allocated earnings to Series A Senior Preferred Shares	(1.8)	—	(100)%
Net (loss) income available to common stockholders	$(34.2)	$178.1	(119)%
(Loss) earnings per share available to common stockholders:
Basic	$(0.28)	$1.61	(117)%
Diluted	$(0.28)	$1.60	(118)%
Weighted average number of share outstanding:
Basic	120,487,251	110,647,700	9%
Diluted	120,487,251	111,655,861	8%

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Condensed Consolidated Balance Sheets

(Expressed in millions of U.S. dollars, except share data)

(Unaudited)

Three months ended March 31,	2023	2022
Assets
Cash and cash equivalents	$568.3	$494.3
Restricted cash	138.7	131.6
Trade and other receivables	793.1	186.5
Less: allowance for credit losses	(4.1)	(3.3)
Prepaid consigned vehicle charges	23.0	—
Inventory	207.3	103.1
Other current assets	82.9	48.3
Income taxes receivable	20.5	2.6
Total current assets	1,829.7	963.1

Property, plant and equipment	1,144.9	459.1
Operating lease right-of-use assets	1,369.8	123.0
Other non-current assets	74.7	40.4
Intangible assets	2,670.6	322.7
Goodwill	4,769.1	948.8
Deferred tax assets	9.2	6.6
Total assets	$11,868.0	$2,863.7

Liabilities, Temporary Equity and Equity
Auction proceeds payable	$629.7	$449.0
Trade and other liabilities	558.4	258.7
Current operating lease liabilities	90.1	12.7
Income taxes payable	7.0	41.3
Short-term debt	23.6	29.1
Current portion of long-term debt	95.7	4.4
Total current liabilities	1,404.5	795.2

Long-term operating lease liabilities	1,266.4	111.9
Long-term debt	3,124.7	577.1
Other non-current liabilities	59.3	35.4
Deferred tax liabilities	658.5	54.0
Total liabilities	6,513.4	1,573.6

Contingencies
Temporary equity:
Series A Senior Preferred Shares; no par value, shares authorized, issued and outstanding at March 31, 2023: 485,000,000 (December 31, 2022: nil)	482.0	—
Redeemable non-controlling interest	8.8	—

Stockholders' equity:
Share capital:
Common stock; no par value, unlimited shares authorized, issued and outstanding shares: 181,788,431 (December 31, 2022: 110,881,363)	3,984.5	246.3
Additional paid-in capital	88.8	85.3
Retained earnings	858.2	1,043.2
Accumulated other comprehensive loss	(70.0)	(85.1)
Stockholders' equity	4,861.5	1,289.6
Non-controlling interests	2.3	0.5
Total stockholders' equity	4,863.8	1,290.1
Total liabilities, temporary equity and equity	$11,868.0	$2,863.7

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Condensed Consolidated Statements of Cash Flows

(Expressed in millions of U.S. dollars)

(Unaudited)

Three months ended March 31,	2023	2022
Cash provided by (used in):
Operating activities:
Net (loss) income	$(28.2)	$178.1
Adjustments for items not affecting cash:
Depreciation and amortization	36.2	24.2
Share-based payments expense	12.2	7.6
Deferred income tax (benefit) expense	(2.9)	12.4
Unrealized foreign exchange loss (gain)	4.8	(0.2)
Gain on disposition of property, plant and equipment	(1.2)	(169.8)
Loss on redemption of 2016 Notes	3.3	—
Amortization of debt issuance costs	0.9	0.8
Amortization of right-of-use assets	5.0	3.5
Change in fair value of derivatives	—	(1.3)
Gain on remeasurement of investment upon acquisition	(1.4)	—
Other, net	0.8	1.1
Net changes in operating assets and liabilities	(86.8)	128.7
Net cash (used in) provided by operating activities	(57.3)	185.1
Investing activities:
Acquisition of IAA, net of cash acquired	(2,759.1)	—
Acquisition of VeriTread, net of cash acquired	(24.7)	—
Acquisition of SmartEquip, net of cash acquired	—	(0.1)
Property, plant and equipment additions	(23.5)	(2.0)
Proceeds on disposition of property, plant and equipment	1.4	164.7
Intangible asset additions	(16.9)	(7.8)
Issuance of loans receivable	(0.9)	(1.1)
Repayment of loans receivable	0.7	1.2
Net cash (used in) provided by investing activities	(2,823.0)	154.9
Financing activities:
Issuance of Series A Senior Preferred Shares and common stock, net of issuance costs	496.9	—
Dividends paid to common stockholders	(150.4)	(27.7)
Dividends paid to Series A Senior Preferred Shareholders	(4.9)	—
Proceeds from exercise of options and share option plans	0.7	1.0
Payment of withholding taxes on issuance of shares	(10.0)	(1.5)
Net (decrease) increase in short-term debt	(5.4)	15.4
Proceeds from long-term debt	3,175.0	—
Repayment of long-term debt	(501.1)	(162.7)
Payment of debt issue costs	(38.7)	(2.3)
Repayment of finance lease obligations	(3.6)	(2.5)
Net cash provided by (used in) financing activities	2,958.5	(180.3)
Effect of changes in foreign currency rates on cash, cash equivalents, and restricted cash	2.9	7.8
Increase	81.1	167.6
Beginning of period	625.9	1,362.5
Cash, cash equivalents, and restricted cash, end of period	$707.0	$1,530.1

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Non-GAAP Measures

This news release references non-GAAP measures. Non-GAAP measures do not have a standardized meaning and are, therefore, unlikely to be comparable to similar measures presented by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with US GAAP.

Adjusted Operating Income Reconciliation

The Company believes that adjusted operating income provides useful information about the growth or decline of its operating (loss) income for the relevant financial period and eliminates the financial impact of adjusting items the Company does not consider to be part of its normal operating results. Adjusted operating income enhances the Company’s ability to evaluate and understand ongoing operations, underlying business profitability, and facilitate the allocation of resources.

Adjusting operating income eliminates the financial impact of adjusting items from operating (loss) income, which are significant items that the Company does not consider to be part of its normal operating results, such as share-based payments expense, acquisition-related and integration costs, amortization of acquired intangible assets, management reorganization costs, and certain other items, which the Company refers to as “adjusting items”.

The following table reconciles adjusted operating income to operating (loss) income, which is the most directly comparable GAAP measure in the consolidated financial statements.

	Three months ended March 31,
			% Change
(in U.S. dollars in millions, except percentages)	2023	2022	2023 over 2022
Operating (loss) income	$(24.9)	$232.7	(111)%
Share-based payments expense	6.7	5.4	24%
Acquisition-related and integration costs	126.2	9.6	1,215%
Amortization of acquired intangible assets	16.6	8.5	95%
Loss (gain) on disposition of property, plant and equipment and related costs	0.0	(169.8)	(100)%
Prepaid consigned vehicles charges	(12.4)	—	(100)%
Other advisory, legal and restructuring costs	0.2	2.3	(91)%
Adjusted operating income	$112.4	$88.7	27%

(1)	Please refer to pages 15-17 for a summary of adjusting items during the three months ended March 31, 2023 and March 31, 2022.
(2)	Adjusted operating income represents operating (loss) income excluding the effects of adjusting items.

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Adjusted Net Income Available to Common Stockholders and Diluted Adjusted EPS Available to Common Stockholders Reconciliation
The Company believes that adjusted net (loss) income available to common stockholders provides useful information about the growth or decline of the net (loss) income available to common stockholders for the relevant financial period and eliminates the financial impact of adjusting items the Company does not consider to be part of the normal operating results. Diluted adjusted EPS available to common stockholders eliminates the financial impact of adjusting items from net (loss) income available to common stockholders that the Company does not consider to be part of the normal operating results, such as share-based payments expense, acquisition-related and integration costs, amortization of acquired intangible assets, and certain other items, which the Company refers to as “adjusting items”.

On February 1, 2023, the Company sold $485.0 million of participating Series A Senior Preferred Shares, convertible into common shares of the Company at an initial conversion price of $73.00 per share, and $15.0 million of common shares of the Company. The preferred equity is considered a participating security, and as a result, beginning in the first quarter of 2023, the Company calculated Diluted EPS using the two-class method, which includes the effects of the assumed conversion of the Series A Senior Preferred Shares to common shares as well as the effect of any shares issuable under the Company’s stock-based incentive plans, if such effect is dilutive. Under this method, earnings are allocated to holders of common stock and preferred stock based on dividends declared and their respective participation rights in undistributed earnings. During the first quarter of 2023, as a result, our net income available to common stockholders decreased, which further contributed to the decrease in Diluted EPS.

The following table reconciles adjusted net income available to common stockholders and diluted adjusted EPS available to common stockholders to net (loss) income available to common stockholders and diluted EPS available to common stockholders, which are the most directly comparable GAAP measures in the consolidated financial statements.

	Three months ended March 31,
			% Change
(in U.S. dollars in millions, except share, per share data, and percentages)	2023	2022	2023 over 2022
Net (loss) income available to common stockholders	$(34.2)	$178.1	(119)%
Share-based payments expense	6.7	5.4	24%
Acquisition-related and integration costs	126.2	9.6	1,215%
Amortization of acquired intangible assets	16.6	8.5	95%
Loss (gain) on disposition of property, plant and equipment and related costs	0.0	(169.8)	(100)%
Gain on remeasurement of previously held interest in VeriTread	(1.4)	—	(100)%
Prepaid consigned vehicles charges	(12.4)	—	(100)%
Loss on redemption of the 2016 Notes	3.3	—	100%
Change in fair value of derivatives	—	(1.3)	(100)%
Other advisory, legal and restructuring costs	0.2	2.3	(91)%
Related tax effects of the above	(33.6)	18.1	(286)%
Remeasurement of deferred tax in connection with business combination	(1.5)	—	(100)%
Related allocation of the above to participating securities	(0.7)	—	(100)%
Adjusted net income available to common stockholders	$69.2	$50.9	36%
Weighted average number of dilutive shares outstanding	120,487,251	111,655,861	8%

Diluted (loss) earnings per share available to common stockholders	$(0.28)	$1.60	(118)%
Diluted adjusted earnings per share available to common stockholders	$0.57	$0.46	24%

(1) Please refer to pages 15-17 for a summary of adjusting items during the three months ended March 31, 2023 and March 31, 2022.

(2) Net (loss) income available to common stockholders is computed as: net (loss) income attributable to controlling interests less cumulative dividends on Series A Senior Preferred Shares and allocated earnings to participating securities.

(3) Adjusted net income available to common stockholders represents net (loss) income available to common stockholders excluding the effects of adjusting items.

(4) Diluted adjusted EPS available to common stockholders is calculated by dividing adjusted net income available to common stockholders by the weighted average number of dilutive shares outstanding, except that it is computed based upon the lower of the two-class method or the if-converted method, which includes the effects of the assumed conversion of the Series A Senior Preferred Shares, and the effect of shares issuable under the Company’s stock-based incentive plans if such effect is dilutive.

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Adjusted EBITDA

The Company believes adjusted EBITDA provides useful information about the growth or decline of its net income when compared between different financial periods. The Company uses adjusted EBITDA as a key performance measure because the Company believes it facilitates operating performance comparisons from period to period and provides management with the ability to monitor its controllable incremental revenues and costs.

The following table reconciles adjusted EBITDA to net (loss) income, which is the most directly comparable GAAP measure in, or calculated from, the consolidated financial statements:

	Three months ended March 31,
			% Change
(in U.S. dollars in millions, except percentages)	2023	2022	2023 over 2022
Net (loss) income	$(28.2)	$178.1	(116)%
Add: depreciation and amortization	36.2	24.2	50%
Add: interest expense	20.9	20.7	1%
Less: interest income	(6.3)	(0.5)	1,160%
Add: income tax expense	(9.3)	36.2	(126)%
EBITDA	13.3	258.7	(95)%
Share-based payments expense	6.7	5.4	24%
Acquisition-related and integration costs	126.2	9.6	1,215%
Loss (gain) on disposition of property, plant and equipment and related costs	0.0	(169.8)	(100)%
Gain on remeasurement of previously held interest in VeriTread	(1.4)	—	(100)%
Prepaid consigned vehicles charges	(12.4)	—	(100)%
Change in fair value of derivatives	—	(1.3)	(100)%
Other advisory, legal and restructuring costs	0.2	2.3	(91)%
Adjusted EBITDA	$132.6	$104.9	26%

(1)	Please refer to pages 15-17 for a summary of adjusting items during the three months ended March 31, 2023 and March 31, 2022.
(2)	Adjusted EBITDA is calculated by adding back depreciation and amortization, interest expense, income tax expense, and subtracting interest income from net (loss) income, as well as adding back share-based payments expense, acquisition-related and integration costs, loss (gain) on disposition of property, plant and equipment and related costs, gain on remeasurement of previously held interest in VeriTread, prepaid consigned vehicle charges, change in fair value of derivatives, other advisory, legal and restructuring costs which includes terminated and ongoing transaction costs, and excluding the effects of any unusual adjusting items.

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Adjusted Net Debt and Adjusted Net Debt/Adjusted EBITDA Reconciliation

The Company believes that comparing adjusted net debt/adjusted EBITDA on a trailing twelve months basis for different financial periods provides useful information about the performance of its operations as an indicator of the amount of time it would take to settle both the Company’s short and long-term debt. The Company does not consider this to be a measure of its liquidity, which is its ability to settle only short-term obligations, but rather a measure of how well it funds liquidity. Measures of liquidity are noted under “Liquidity and Capital Resources”.

The following table reconciles adjusted net debt to debt, adjusted EBITDA to net income, and adjusted net debt/ adjusted EBITDA to debt/ net income, respectively, which are the most directly comparable GAAP measures in, or calculated from, its consolidated financial statements.

	At and for the twelve months ended March 31,
					% Change
(in U.S. dollars in millions, except percentages)	2023		2022		2023 over 2022
Short-term debt	$23.6		$22.1		7%
Long-term debt	3,220.4		1,582.0		104%
Debt	3,244.0		1,604.1		102%
Less: long-term debt in escrow	—		(939.8)		(100)%
Less: cash and cash equivalents	(568.3)		(440.1)		29%
Adjusted net debt	2,675.7		224.2		1093%
Net income	$113.4		$301.8		(62)%
Add: depreciation and amortization	109.2		91.0		20%
Add: interest expense	58.1		48.7		19%
Less: interest income	(12.7)		(1.6)		694%
Add: income tax expense	40.7		81.2		(50)%
EBITDA	308.7		521.1		(41)%
Share-based payments expense	38.3		24.7		55%
Acquisition-related and integration costs	153.8		36.9		317%
Loss (gain) on disposition of property, plant and equipment and related costs	2.9		(171.2)		(102)%
Gain on remeasurement of previously held interest in VeriTread	(1.4)		—		(100)%
Prepaid consigned vehicles charges	(12.4)		—		(100)%
Other advisory, legal and restructuring costs	2.9		5.8		(50)%
Adjusted EBITDA	$492.8		$417.3		18%
Debt/net income	28.6	x	5.3	x	440%
Adjusted net debt/adjusted EBITDA	5.4	x	0.5	x	980%

(1)	Please refer to pages 15-17 for a summary of adjusting items during the trailing twelve months ended March 31, 2023 and March 31, 2022.
(2)	Adjusted EBITDA is calculated by adding back depreciation and amortization, interest expense, income tax expense, and subtracting interest income from net income, as well as adding back share-based payments expense, acquisition-related and integration costs, loss (gain) on disposition of property, plant and equipment, gain of remeasurement of previously held interest in VeriTread, prepaid consigned vehicle charges, other advisory, legal and restructuring costs which includes terminated and ongoing transaction costs, and excluding the effects of any unusual adjusting items.
(3)	Adjusted net debt is calculated by subtracting cash and cash equivalents from short and long-term debt and long-term debt in escrow.
(4)	Adjusted net debt/Adjusted EBITDA is calculated by dividing adjusted net debt by adjusted EBITDA.

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Adjusting items during the trailing twelve months ended March 31, 2023 were:

Recognized in the first quarter of 2023

●	$6.7 million share-based payments expense.
●	$126.2 million of acquisition-related and integration costs primarily relating to the acquisition of IAA, which was completed on March 20, 2023. Acquisition-related and integration costs include financing, severance for certain IAA executives, related accelerated share-based payment expenses and other consulting, legal and other costs incurred to effect the acquisition or integration of the combined businesses.
●	$16.6 million amortization of acquired intangible assets, which includes $7.7 million of amortization relating to the acquired intangible assets from IAA for the 11-day period since its acquisition, $0.7 million from the acquisition of VeriTread, as well as amortization of acquired intangible assets from past acquisitions of SmartEquip and Rouse, completed in 2022 and 2021 respectively.
●	$4.0 thousand loss on disposition of property, plant and equipment and related costs includes a $1.2 million non-cash cost in the quarter relating to the adjustment made to recognize the Bolton property sale proceeds at fair value when calculating the $169.0 million gain on the Bolton property in the first quarter of 2022, offset by $1.2 million gain related to a sale of a property located in Dubai, United Arab Emirates.
●	$1.4 million gain relating to the remeasurement of the Company’s previously held 11% interest in VeriTread, in connection with the acquisition of VeriTread in January 2023.
●	$12.4 million relating to a fair value adjustment made to the prepaid consigned vehicle charges on the opening balance sheet of IAA, which do not have a future benefit at acquisition, and therefore has created a favorable reduction to our cost of services in the quarter.
●	$3.3 million loss on redemption of the 2016 Notes due to the difference between the reacquisition price of the 2016 Notes and the net carrying amount of the extinguishment debt (primarily unrecognized deferred debt issuance costs).
●	$0.2 million of legal and other consulting costs associated with our contestation of the assertion by the Canada Revenue Agency (“CRA”) that one of the Company’s Luxembourg subsidiaries was resident in Canada from 2010 through 2015 and that its worldwide income should be subject to Canadian income taxation.
●	$1.5 million from the remeasurement of the Company’s US opening deferred tax balances driven by a recalculation of a new U.S. tax rate for the Company following the acquisition of IAA.

Recognized in the fourth quarter of 2022

●	$9.1 million share-based payments expense.
●	$22.2 million of acquisition-related and integration costs primarily relating to the proposed acquisition of IAA, and the share-based continuing employment costs for the acquisitions of Rouse and SmartEquip.
●	$8.2 million amortization of acquired intangible assets primarily from the acquisitions of Iron Planet, SmartEquip, and Rouse.
●	$0.9 million loss on disposition of property, plant and equipment and related costs includes a $1.3 million non-cash cost in the quarter relating to the adjustment made to recognize the Bolton property sale proceeds at fair value when calculating the $169.0 million gain on the Bolton property in the first quarter of 2022, partially offset by $0.3 million gain on disposition of property, plant and equipment in the quarter.
●	$0.2 million of restructuring costs relating to retention costs in connection with the restructuring of our information technology team during the year.

Recognized in the third quarter of 2022

●	$8.8 million share-based payments expense.
●	$2.0 million of acquisition-related and integration costs primarily relating to the share-based continuing employment costs for the acquisitions of Rouse and SmartEquip.
●	$8.2 million amortization of acquired intangible assets primarily from the acquisitions of Iron Planet, SmartEquip, and Rouse.
●	$0.9 million loss on disposition of property, plant and equipment and related costs includes a $1.3 million non-cash cost in the quarter relating to the adjustment made to recognize the Bolton property sale proceeds at fair value when calculating the $169.0 million gain on the Bolton property in the first quarter of 2022, offset by $0.3 million gain on disposition of property, plant and equipment in the quarter.
●	$1.5 million of other advisory, legal and restructuring costs, which include $1.1 million of terminated and ongoing transaction and legal costs relating to mergers and acquisition activity, $0.3 million of severance and retention costs in connection with the restructuring of our information technology team during the first quarter of 2022, driven by our strategy

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to build a new digital technology platform, and $0.1 million of advisory costs relating to a cybersecurity incident detected in the fourth quarter of 2021.

Recognized in the second quarter of 2022

●	$13.6 million share-based payments expense.
●	$3.4 million of acquisition-related and integration costs related to the terminated acquisition of Euro Auctions and the completed acquisitions of SmartEquip and Rouse.
●	$8.4 million amortization of acquired intangible assets primarily from the acquisitions of Iron Planet, SmartEquip, and Rouse.
●	$1.2 million gain on disposition of property, plant and equipment and related costs includes a $1.3 million non-cash cost in the quarter relating to the adjustment made to recognize the Bolton property sale proceeds at fair value when calculating the $169.0 million gain on the Bolton property in the first quarter of 2022, and $0.1 million gain on disposition of property, plant and equipment in the quarter.
●	$9.7 million loss on redemption of the 2021 Notes and certain related interest expense includes (a) $4.8 million of loss on redemption of the 2021 Notes due to a difference between the reacquisition price of the 2021 Notes and the net carrying amount of the extinguished debt (primarily the write off of the unamortized debt issuance costs), (b) $0.7 million of deferred debt issuance costs written off due to the expiry of the undrawn $205.0 million DDTL Facility in the quarter, and (c) interest expense of $4.2 million incurred in the quarter relating to the 2021 Notes, which were redeemed as a result of the terminated Euro Auctions acquisition in April 2022.
●	$1.1 million of other advisory, legal and restructuring costs, which include $0.6 million of terminated and ongoing transaction and legal costs relating to mergers and acquisition activity, $0.3 million of severance and retention costs in connection with the restructuring of our information technology team driven by our strategy to build a new digital technology platform, and $0.2 million of advisory costs relating to a cybersecurity incident detected in the fourth quarter of 2021.

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Adjusting items during the trailing twelve months ended March 31, 2022 were:

Recognized in the first quarter of 2022

●	$5.4 million share-based payments expense.
●	$8.5 million amortization of acquired intangible assets primarily from the acquisitions of Iron Planet, SmartEquip, and Rouse.
●	$169.8 million gain recognized on the disposition of property, plant and equipment of which $169.1 million related to the sale of a property located in Bolton, Ontario.
●	$9.6 million of acquisition-related and integration costs related to the proposed acquisition of Euro Auctions and the completed acquisitions of SmartEquip and Rouse.
●	$1.3 million gain due to the change in fair value of derivatives to manage our exposure to foreign currency exchange rate fluctuations on the purchase consideration for the proposed acquisition of Euro Auctions.
●	$2.3 million of other advisory, legal and restructuring costs, which include $0.9 million related to severance and retention costs in connection with the restructuring of our information technology team driven by our strategy to build a new digital technology platform, $0.5 million of terminated and ongoing transaction and legal costs relating to mergers and acquisition activity, $0.4 million of SOX remediation costs, and $0.6 million of advisory costs relating to a cybersecurity incident detected in the fourth quarter of 2021.

Recognized in the fourth quarter of 2021

●	$6.2 million share-based payments expense.
●	$7.9 million amortization of acquired intangible assets primarily from the acquisitions of Iron Planet, SmartEquip, and Rouse.
●	$14.0 million of acquisition-related and integration costs related to the proposed acquisition of Euro Auctions and the completed acquisitions of SmartEquip and Rouse.
●	$0.1 million gain recognized on the disposition of property, plant and equipment
●	$1.3 million loss due to the change in fair value of derivatives to manage our exposure to foreign currency exchange rate fluctuations on the purchase consideration for the proposed acquisition of Euro Auctions.
●	$2.6 million of other advisory, legal and restructuring costs, which include $1.4 million of terminated and ongoing transaction and legal costs relating to mergers and acquisition activity, $0.7 million of SOX remediation costs relating to our efforts to remediate the material weaknesses identified in 2020, and $0.5 million of advisory costs relating to a cybersecurity incident detected in the fourth quarter of 2021.

Recognized in the third quarter of 2021

●	$5.6 million share-based payments expense.
●	$6.6 million amortization of acquired intangible assets primarily from the acquisitions of Iron Planet and Rouse.
●	$10.3 million of acquisition-related and integration costs related to the acquisitions of Rouse, and SmartEquip and proposed acquisition of Euro Auctions.
●	$1.1 million gain recognized on the sale of a property in Denver, Colorado.
●	$0.7 million of other advisory, consulting and legal costs related to SOX remediation costs relating to our efforts to remediate the material weaknesses identified in 2020, which has been retrospectively applied to the third quarter of 2021.

Recognized in the second quarter of 2021

●	$7.5 million share-based payments expense.
●	$6.8 million amortization of acquired intangible assets primarily from the acquisitions of Iron Planet and Rouse.
●	$3.0 million of acquisition-related and integration costs related to the acquisition of Rouse.
●	$0.2 million gain recognized on the disposition of property, plant and equipment
●	$0.2 million of other advisory, consulting and legal costs related to SOX remediation costs relating to our efforts to remediate the material weaknesses identified in 2020, which has been retrospectively applied to the second quarter of 2021.

For further information, please contact:

Sameer Rathod | Vice President, Investor Relations and Market Intelligence

Phone: 1.510.381.7584 | Email: srathod@rbglobal.com

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